EXECUTION COPY

PURCHASE AND CONTRIBUTION AGREEMENT

by and between

Bluegreen/Big Cedar Vacations, LLC,

a Delaware limited liability Company

and

BBCV Receivables-Q 2010 LLC,

a Delaware limited liability company,

Dated as of December 22, 2010

PURCHASE AND CONTRIBUTION AGREEMENT

This PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”),dated as of December 22, 2010, is by and between Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company (“BBCV”) and BBCV Receivables-Q 2010 LLC, a Delaware limited liability company (the “Loan Seller”) and their respective permitted successors and assigns.

W I T N E S S E T H:

WHEREAS, on the Closing Date, the Loan Seller, as seller, intends to enter into that certain Loan Sale and Servicing Agreement dated as of December 22, 2010 (the “Sale Agreement”), by and among Loan Seller, as seller, Quorum Federal Credit Union, as buyer (“Quorum”), Bluegreen Corporation, as servicer, Vacation Trust, Inc., as club trustee, Concord Servicing Corporation, as backup servicer, and U.S. Bank National Association, as custodian, pursuant to which the Loan Seller intends, from time to time, to sell to Quorum the timeshare loans that it may acquire, from time to time, pursuant to the terms of this Agreement; and

WHEREAS, from time to time (i) BBCV desires to sell, and the Loan Seller desires to purchase, timeshare loans originated by BBCV or an Affiliate thereof (the “Timeshare Loans”) and (ii) BBCV, as the sole member of the Loan Seller, desires to make contributions of capital pursuant to the terms hereof; and

WHEREAS, pursuant and subject to the terms of the Sale Agreement, the Loan Seller shall, from time to time, sell to Quorum the Timeshare Loans acquired from BBCV; and

WHEREAS, BBCV may, and in certain circumstances shall be required, to cure, repurchase or substitute and provide one (1) or more Qualified Substitute Timeshare Loans for a Timeshare Loan that is a Defective Timeshare Loan, previously acquired by the Loan Seller hereunder and sold to Quorum pursuant to the Sale Agreement; and

WHEREAS, the Loan Seller may, at the direction of BBCV, be required to exercise BBCV’s option to purchase or replace Timeshare Loans that become subject to an Upgrade or Defaulted Loans previously sold to Quorum pursuant to the Sale Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

SECTION 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in the “Standard Definitions” attached as Annex A to the Sale Agreement.

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SECTION 2. Acquisition of Timeshare Loans and Contribution of Capital to the Loan Seller.

(a) Timeshare Loans and Contribution of Capital. From time to time after the Closing Date, on each Sale Date, BBCV hereby agrees to (x) sell in part and contribute in part to the Loan Seller in return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold on such Sale Date, to be paid in part in cash and in part as an increase in its equity ownership of the Loan Seller and (y) transfer, assign, sell and grant to the Loan Seller, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of BBCV’s right, title and interest in and to (but not including the Deferred Purchase Price or any proceeds thereof) (i) the Timeshare Loans, listed from time to time on the Schedule of Timeshare Loans, (ii) the Receivables in respect of such Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each such Timeshare Loan and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the properties in clauses (i)-(v), being the “Assets”). Upon such contribution, sale and transfer, the ownership of each Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Loan Seller, its successors and assigns. BBCV shall not take any action inconsistent with such ownership nor claim any ownership interest in any Timeshare Loan for any purpose whatsoever other than for federal and state income and franchise tax reporting, if applicable, and financial reporting in accordance with GAAP. The parties to this Agreement hereby acknowledge that the “credit risk” of the Timeshare Loans conveyed hereunder shall be borne by the Loan Seller and its subsequent assignees.

(b) Delivery of Timeshare Loan Documents. In connection with the contribution, sale, transfer, assignment and conveyance of any Timeshare Loan hereunder, BBCV hereby agrees to deliver or cause to be delivered, at least five (5) Business Days prior to each Sale Date (with respect to any Timeshare Loan) and on or within five (5) Business Days from each Transfer Date (with respect to any Qualified Substitute Timeshare Loan), as applicable, to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.

(c) Collections. BBCV shall deposit or cause to be deposited all collections in respect of Timeshare Loans received by BBCV or its Affiliates after the related Cut-Off Date in the Lockbox Account.

(d) Limitation of Liability. Neither the Loan Seller nor any subsequent assignee of the Loan Seller shall have any obligation or liability with respect to any Timeshare Loan nor shall the Loan Seller or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan. No such obligation or liability is intended to be assumed by the Loan Seller or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

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SECTION 3.Intended Characterization; Grant of Security Interest.

(a) It is the intention of the parties hereto that each transfer of the Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale, in part, and a capital contribution, in part, by BBCV to the Loan Seller and not a loan secured by the Timeshare Loans. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale and contribution, it is the intention of the parties hereto that BBCV shall be deemed to have granted to the Loan Seller as of the date hereof a first priority perfected security interest in all of BBCV’s right, title and interest in, to and under the Assets and the QSTL Assets (as hereafter defined) specified in Section 2(a) and Section 6(f) hereof, respectively, and the proceeds thereof and that with respect to such transfer, this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”).In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (i) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (ii) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a)(i) is not possible given the term of such loan, such excess amount shall be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

(b) The characterization of BBCV as “debtor” and the Loan Seller as “secured party” in any such security agreement and any related financing statements required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale and contribution to the Loan Seller of BBCV’s entire right, title and interest in and to the Assets and the QSTL Assets.

(c) Each of BBCV, the Club, the Club Trustee and any of their Affiliates hereby agrees to make the appropriate entries in its applicable records to indicate that the Timeshare Loans have been transferred to the Loan Seller and its subsequent assignees.

SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans by the Loan Seller. The obligations of the Loan Seller to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

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(a) On each Sale Date, with respect to each Timeshare Loan, and on any Transfer Date, with respect to any Qualified Substitute Timeshare Loan replacing a Timeshare Loan, all representations and warranties of BBCV contained in Section 5(a) hereof shall be true and correct on such date as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of each such Timeshare Loan conveyed on such Sale Date or Transfer Date, as applicable, shall be true and correct on such date.

(b) On or prior to a Sale Date (or, with respect to Qualified Substitute Timeshare Loans, as provided for in Section 6(g) hereof), as applicable, BBCV shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Custodian’s Certification therefor pursuant to the Custodial Agreement and (ii) the Timeshare Loan Servicing Files to the Servicer.

(c) BBCV shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Loan Seller to be delivered by BBCV or performed or caused to be performed all other obligations required to be performed as of the related Sale Date, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Loan Seller, to establish and preserve the right, title and interest of the Loan Seller in the related Timeshare Loans.

(d) On or before the related Sale Date and on any Transfer Date, the Sale Agreement shall be in full force and effect.

(e) With respect to the Timeshare Loans, the Loan Seller shall apply funds received from Quorum to pay to BBCV the Timeshare Loan Acquisition Price for each Timeshare Loan.

(f) Each Timeshare Loan conveyed on a Sale Date shall be an Eligible Timeshare Loan and each of the conditions herein and in the Sale Agreement for the purchases of Timeshare Loans shall have been satisfied.

(g) Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Sale Agreement for substitution of Timeshare Loans shall have been satisfied.

(h) The Loan Seller shall have received such other certificates and opinions as it shall reasonably request.

SECTION 5. Representations and Warranties and Certain Covenants of BBCV.

(a) BBCV represents and warrants to the Loan Seller on each applicable Sale Date (with respect to the applicable Timeshare Loans) and on any Transfer Date (with respect to any Qualified Substitute Timeshare Loans transferred on such Transfer Date) as follows:

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(i)        Due Incorporation; Valid Existence; Good Standing. It is a limited liability company organized and validly existing in good standing under the laws of the jurisdiction of its organization; and is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

(ii)        Possession of Licenses, Certificates, Franchises and Permits. It holds, and at all times during the term of this Agreement shall hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

(iii)      Authority and Power. It has, and at all times during the term of this Agreement shall have, all requisite company power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. It has all requisite company power and authority to acquire, own, transfer and convey Timeshare Loans to the Loan Seller.

(iv)      Authorization, Execution and Delivery Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by it have been duly authorized, executed and delivered by it and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of it and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of its interest in the Timeshare Loans to the Loan Seller or, in the event of the characterization of any such transfer as a loan, the valid creation of a first priority perfected security interest in such Timeshare Loans in favor of the Loan Seller.

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(v)       No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by it of this Agreement and any other Transaction Document to which it is a party do not and will not (A) violate any of the provisions of its certificate of formation or limited liability company agreement, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to it or its properties or by which BBCV or its properties may be bound or affected, including, without limitation, any bulk transfer laws, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to it or its properties or by which it or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

(vi)      Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of BBCV is required which has not been obtained in connection with the authorization, execution, delivery or performance by it of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of Timeshare Loans and the creation of the security interest of the Loan Seller therein pursuant to Section 3 hereof.

(vii)     Defaults. It is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on its business, operations, financial condition or assets, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(viii)    Insolvency. It is solvent and will not be rendered insolvent by the transfer of any Timeshare Loans hereunder. On and after the Closing Date, it shall not engage in any business or transaction the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital.

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(ix)      Pending Litigation or Other Proceedings. Other than as described on Schedule II attached hereto, as of the Closing Date, there is no pending or, to its Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting it which, if decided adversely, would materially and adversely affect (A) its condition (financial or otherwise), business or operations, (B) its ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (D) the Loan Seller’s or any of its assigns’ ability to foreclose or otherwise enforce the liens of the Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties pursuant to the applicable Owner Beneficiary Agreement.

(x)       Information. No document, certificate or report furnished or required to be furnished by or on behalf of it pursuant to this Agreement, in its capacity as the seller, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made. There are no facts known to it which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or its business, or which may impair the ability of it to perform its obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Loan Seller by or on behalf of it specifically for use in connection with the transactions contemplated hereby or thereby.

(xi)      Foreign Tax Liability. It is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

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(xii)     Employee Benefit Plan Liability. As of each Sale Date and each Transfer Date, as applicable, (A) with respect to plan years beginning before January 1, 2008, neither BBCV nor any of its Commonly Controlled Affiliates incurred any “accumulated funding deficiency” (as such term was defined under ERISA and the Code for such years), whether or not waived, with respect to any “Employee Pension Benefit Plan” (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect (as defined below), and, to BBCV’s Knowledge, for any such year, no event has occurred or circumstance exists that resulted, or may result, in any accumulated funding deficiency of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (B) with respect to plan years beginning after December 31, 2007, neither BBCV nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, that either individually or in the aggregate could Cause a Material Adverse Effect, and, to BBCV’s Knowledge, no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (C) BBCV and each of its Commonly Controlled Affiliates have no outstanding liability for any undisputed contribution required under any BBCV Multiemployer Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect; and (D) BBCV and each of its Commonly Controlled Affiliates have no outstanding liability for any disputed contribution required under any BBCV Multiemployer Plan that either individually or in the aggregate could Cause a Material Adverse Effect. As of each Sale Date and Transfer Date, as applicable, to the BBCV’s Knowledge (1) neither BBCV nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect, and (2) no event has occurred or circumstance exists that could result in any Withdrawal Liability that either individually or in the aggregate could Cause a Material Adverse Effect. As of each Sale Date and Transfer Date, as applicable, to BBCV’s Knowledge, neither BBCV nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Multiemployer Plan that could either individually or in the aggregate Cause a Material Adverse Effect. For purposes of this clause (a)(xii), “Cause a Material Adverse Effect” means to reasonably be expected to result in a material adverse effect on BBCV and its Commonly Controlled Affiliates, in the aggregate; “Commonly Controlled Affiliates” means those direct or indirect Affiliates of BBCV that would be considered a single employer with BBCV under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan as such term is defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to by BBCV or any of its Commonly Controlled Affiliates (other than a BBCV Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “BBCV Multiemployer Plan” means a Multiemployer Plan to which BBCV or any of its Commonly Controlled Affiliates contributes or in which BBCV or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of BBCV or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

(xiii)    Taxes. Other than as described on Schedule II attached hereto, as of the Closing Date, it (i) has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision in its GAAP financial statements for the payment of all taxes, assessments and other governmental charges due from it or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Loan Seller, (ii) knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves in its GAAP financial statements have not been established and (iii) intends to pay all such taxes, assessments and governmental charges, if any, when due.

(xiv)    Place of Business. The principal place of business and chief executive office where it keeps its records concerning Timeshare Loans shall be 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 (or such other place specified by it by written notice to the Loan Seller and Quorum). BBCV is a limited liability company formed under the laws of the State of Delaware.

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(xv)     Securities Laws. It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans shall be used by it to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

(xvi)	Bluegreen Vacation Club. With respect to the Deeded Club Loans:

(A)      The Club Trust Agreement, of which a true and correct copy is attached hereto as Exhibit B is in full force and effect; and a certified copy of the Club Trust Agreement has been delivered to Quorum together with all amendments and supplements in respect thereof;

(B)      The arrangement of contractual rights and obligations (duly established in accordance with the Club Trust Agreement under the laws of the State of Florida) was established for the purpose of holding and preserving certain property for the benefit of the Beneficiaries referred to in the Club Trust Agreement. The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it holds Resort Interests. The Club is not a corporation or business trust under the laws of the State of Florida. The Club is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida;

(C)      The Club Trustee is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida. As of the Closing Date, the Club Trustee is qualified to do business as a foreign corporation and is in good standing under the laws of the state of Tennessee. As of each Sale Date and any Transfer Date, the Club Trustee shall be duly qualified to do business as a foreign corporation and shall be in good standing under the laws of each jurisdiction it is required by law to be. The Club Trustee is not an affiliate of the Servicer for purposes of Chapter 721, Florida Statutes and is in compliance with the requirements of such Chapter 721 requiring that it be independent of the Servicer;

(D)      The Club Trustee has all necessary corporate power to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement. The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement;

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(E)       The Club Trustee holds all right, title and interest in and to all of the Timeshare Properties related to the Deeded Club Loans solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto. Except with respect to the Mortgages, the Club Trustee has permitted none of such Timeshare Properties related to Deeded Club Loans to be made subject to any lien or encumbrance during the time it has been a part of the trust estate under the Club Trust Agreement;

(F)       There are no actions, suits, proceedings, orders or injunctions pending against the Club or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expected to have a material adverse effect on the Assets or the Club Trustee’s ability to perform its obligations under the Transaction Documents;

(G)      Neither the Club nor the Club Trustee has incurred any indebtedness for borrowed money (directly, by guarantee, or otherwise);

(H)      All ad valorem taxes and other taxes and assessments against the Club and/or its trust estate have been paid when due and neither BBCV nor the Club Trustee knows of any basis for any additional taxes or assessments against any such property. The Club has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points, if any;

(I)        The Club and the Club Trustee are in compliance in all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement;

(J)        Except as expressly permitted in the Club Trust Agreement, the Club has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement);

(K)      Bluegreen Vacation Club, Inc. is a not-for-profit corporation duly formed, validly existing and in good standing under the laws of the State of Florida;

(L)       Upon purchase of the Deeded Club Loans and related Assets hereunder, the Loan Seller is an “Interest Holder Beneficiary” under the Club Trust Agreement and each of the Deeded Club Loans constitutes “Lien Debt”, “Purchase Money Lien Debt” and “Owner Beneficiary Obligations” under the Club Trust Agreement; and

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(M)      Except as disclosed to Quorum in writing or noted in the Custodian’s Certification, each Mortgage associated with a Deeded Club Loan and granted by the Club Trustee or the Obligor on the related Deeded Club Loan, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests in favor of Quorum (upon assignment thereof to Quorum). Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

(b) BBCV hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Loan Seller and Quorum as of each Sale Date (with respect to the Timeshare Loans transferred on such Sale Date) and as of each Transfer Date (only with respect to each Qualified Substitute Timeshare Loan transferred on such Transfer Date), as applicable.

(c) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale and contribution of each Timeshare Loan to the Loan Seller and any assignment of such Timeshare Loans by the Loan Seller and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof. BBCV acknowledges that it has been advised that the Loan Seller intends to assign all of its right, title and interest in and to each Timeshare Loan and its rights and remedies under this Agreement to Quorum. BBCV agrees that, upon any such assignment, the Loan Seller and any of its assignees may enforce directly, without joinder of the Loan Seller (but subject to any defense that the BBCV may have under this Agreement) all rights and remedies hereunder.

(d) With respect to any representations and warranties contained in Section 5 which are made to BBCV’s Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Loan Seller or any subsequent assignee thereof, then notwithstanding such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) hereof.

SECTION 6.	Repurchases and Substitutions.

(a) Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by BBCV from the Loan Seller or Quorum, of a breach of any of the representations and warranties in Section 5 hereof (on the date on which such representation or warranty was made) which materially and adversely affects the value of a Timeshare Loan or the interests of the Loan Seller or any subsequent assignee of the Loan Seller (including Quorum) therein, BBCV shall, within sixty (60) days of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or if the breach relates to a particular Timeshare Loan and is not cured in all material respects (such Timeshare Loan, a “Defective Timeshare Loan”) either, at BBCV’s option, (i) repurchase such Defective Timeshare Loan at the Repurchase Price, or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amounts, if any. BBCV acknowledges that the Loan Seller shall, pursuant to the Sale Agreement sell Timeshare Loans and rights and remedies acquired hereunder to Quorum. BBCV further acknowledges that Quorum shall be appointed attorney-in-fact under the Sale Agreement and may enforce BBCV’s repurchase or substitution obligations if BBCV has not complied with its repurchase or substitution obligations under this Agreement within the aforementioned sixty (60)-day period.

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(b) Optional Purchases or Substitutions of Club Loans. The Loan Seller hereby irrevocably grants to BBCV an option to repurchase or substitute Original Club Loans as described in the following sentence. With respect to any Original Club Loans for which the related Obligor has elected to effect and BBCV has agreed to effect an Upgrade, BBCV shall (at its option) either (i) pay the Repurchase Price for such Original Club Loan or (ii) substitute one (1) or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that BBCV’s option to substitute one (1) or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (x) twenty percent (20%) of the Cut-off Date Loan Balances of the then Aggregate Sale Date Loan Pool less (y) the aggregate Loan Balances of all Original Club Loans previously substituted by BBCV on prior Transfer Dates pursuant to this Agreement and/or the Sale Agreement. BBCV shall use its best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option. To the extent that BBCV shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, BBCV shall use its best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

(c)Optional Purchases or Substitutions of Defaulted Timeshare Loans. The Loan Seller hereby irrevocably grants to BBCV an option to repurchase or substitute Defaulted Timeshare Loans it has under the Sale Agreement as described in the following sentence. With respect to Defaulted Timeshare Loans on any date, BBCV shall have the option, but not the obligation, to either (i) purchase such Defaulted Timeshare Loan at the Repurchase Price for such Defaulted Timeshare Loan or (ii) substitute one (1) or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided, however, that BBCV’s option to purchase a Defaulted Timeshare Loan or to substitute one (1) or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively. BBCV may irrevocably waive its option to purchase or substitute a Defaulted Timeshare Loan by delivering to Quorum a Waiver Letter in the form of Exhibit A attached hereto.

(d) Payment of Repurchase Prices and Substitution Shortfall Amounts. BBCV hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to be deposited in the Collection Account on the Business Day immediately preceding the related Distribution Date for such Due Period in accordance with the provisions of the Sale Agreement. In the event that more than one (1) Timeshare Loan is replaced pursuant to Sections 6(a), (b) or (c) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

PURCHASE AND CONTRIBUTION AGREEMENT, Page 12

(e) Schedule of Timeshare Loans. BBCV shall provide, or cause to be provided, a Schedule of Timeshare Loans to the Loan Seller on any date on which a Timeshare Loan is purchased, repurchased or substituted, with an electronic supplement to the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions thereof.

(f)  Qualified Substitute Timeshare Loans. Pursuant to Section 6(g) hereof, on the related Transfer Date, BBCV hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files relating to the Qualified Substitute Timeshare Loans to the Custodian, in accordance with the provisions of the Sale Agreement and the Custodial Agreement. As of such related Transfer Date, BBCV does hereby transfer, assign, sell and grant to the Loan Seller, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of BBCV’s right, title and interest in and to (but not including the Deferred Purchase Price or any proceeds thereof) (i) each Qualified Substitute Timeshare Loan conveyed to the Loan Seller on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loans and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i)-(v), being the “QSTL Assets”). Upon such sale, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(f) shall immediately vest in the Loan Seller, its successors and assigns. BBCV shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than consolidated federal and state income and franchise tax reporting, if applicable, and financial reporting in accordance with GAAP. The parties to this Agreement hereby acknowledge that the “credit risk” of the Timeshare Loans (including any Qualified Substitute Timeshare Loan) conveyed hereunder shall be borne by the Loan Seller and its subsequent assignees. BBCV agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement and shall thereafter be deemed a “Timeshare Loan” for the purposes of this Agreement.

(g) Officer’s Certificate for Qualified Substitute Timeshare Loans. BBCV shall, on each related Transfer Date, certify or cause to be certified in writing to the Loan Seller and Quorum that each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian or shall be delivered within five (5) Business Days from the applicable Transfer Date, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

(h) Release. In connection with any repurchase, purchase or substitution of one (1) or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Loan Seller and Quorum shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by BBCV, in each case without recourse, as shall be necessary to vest in BBCV or its designee the legal and beneficial ownership of such Timeshare Loans. The Loan Seller and Quorum shall cause the Custodian to release the related Timeshare Loan Files to BBCV or its designee and the Servicer to release the related Timeshare Loan Servicing Files to BBCV or its designee.

PURCHASE AND CONTRIBUTION AGREEMENT, Page 13

(i) Sole Remedy. It is understood and agreed that the obligations of BBCV contained in Section 6(a) hereof to cure a breach, or to repurchase or substitute Defective Timeshare Loans and the obligation of BBCV to indemnify pursuant to Section 8 hereof, shall constitute the sole remedies available to the Loan Seller or its subsequent assignees for the breaches of any representation or warranty contained in Section 5 hereof and such remedies are not intended to and do not constitute “credit recourse” to BBCV.

SECTION 7. Additional Covenants of BBCV. BBCV hereby covenants and agrees with the Loan Seller as follows:

(a) It shall comply with all laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(b) It shall preserve and maintain its existence (company or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(c) On each Sale Date or Transfer Date, as applicable, it shall indicate, or cause to be indicated, in its and its Affiliates’ computer files and other records that each Timeshare Loan has been sold to the Loan Seller.

(d) It shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Loan Seller and that the Loan Seller is the owner of such Timeshare Loan.

(e) On or prior to the initial Sale Date, it shall file or cause to be filed, at its own expense, financing statements in favor of the Loan Seller and Quorum with respect to the Timeshare Loans in the form and manner reasonably requested by the Loan Seller or its assigns. BBCV shall deliver file-stamped copies of such financing statements to the Loan Seller and Quorum.

(f) It agrees from time to time to, at its expense, promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Loan Seller may reasonably request, to perfect, protect or more fully evidence the sale and contribution of the Timeshare Loans to the Loan Seller, or to enable the Loan Seller to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage. It hereby appoints the Loan Seller as attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of BBCV under this Section 7(f).

PURCHASE AND CONTRIBUTION AGREEMENT, Page 14

(g) After the Closing Date, any change in the legal name of BBCV or the use by it of any tradename, fictitious name, assumed name or “doing business as” name shall be promptly (but no later than ten (10) Business Days) disclosed to the Loan Seller and Quorum in writing.

(h) Upon the discovery or receipt of notice by a Responsible Officer of BBCV of a breach of any of its representations or warranties and covenants contained herein, BBCV shall promptly disclose to the Loan Seller, and Quorum, in reasonable detail, the nature of such breach.

(i) In the event that BBCV shall receive any payments in respect of a Timeshare Loan after a Sale Date or Transfer Date, as applicable, BBCV shall, within two (2) Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account.

(j) BBCV shall keep its principal place of business and chief executive office where it keeps its records concerning the Timeshare Loans at the address listed for it herein in Section 10 and shall promptly notify the parties hereto of any change to the same(but not later than ten (10) Business Days following such change).

(k) In the event that BBCV or the Loan Seller or any assignee of the Loan Seller receives actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan to the Loan Seller, on written demand by the Loan Seller, or upon BBCV otherwise being given notice thereof, BBCV shall pay, and otherwise indemnify and hold the Loan Seller, or any subsequent assignee, harmless, on an after-tax basis, from and against any and all such transfer taxes.

(l) BBCV authorizes the Loan Seller and Quorum to file continuation statements, and amendments thereto, relating to the Timeshare Loans and (subject to payments of the Deferred Purchase Price) all payments made with regard to the related Timeshare Loans without the signature of the BBCV where permitted by law. A copy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Loan Seller confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

SECTION 8. Indemnification.

PURCHASE AND CONTRIBUTION AGREEMENT, Page 15

(a) BBCV agrees to indemnify the Loan Seller and Quorum (collectively, the “Indemnified Parties”) against any and all claims, losses, liabilities, (including reasonable legal fees and related costs) that the Loan Seller or Quorum may sustain directly related to any breach of the representations and warranties of BBCV under Section 5 hereof (the “Indemnified Amounts”) excluding, however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to BBCV for a Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof, (iv) income, franchise or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts attributable to any violation by an Indemnified Party of any Requirement of Law related to an Indemnified Party; or (vi) the operation or administration of the Indemnified Party generally and not related to the enforcement of this Agreement. BBCV shall (A) promptly notify the Loan Seller and Quorum if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by BBCV to perform its duties in accordance with the terms of this Agreement or (ii) a breach of BBCV’s representations, covenants and warranties contained in this Agreement, (B) assume (with the consent of the Loan Seller or Quorum, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and (C) pay all expenses in connection therewith, including reasonable legal counsel fees and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Loan Seller or Quorum in respect of such claim. If BBCV shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to BBCV.

(b) The obligations of BBCV under this Section 8 to indemnify the Loan Seller and Quorum shall survive the Closing Date of this Agreement and continue until the Agreement Termination Date.

SECTION 9. No Proceedings. BBCV hereby agrees that it shall not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Loan Seller or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one (1) year plus one (1) day since the latest maturing Notes issued by the Issuer.

SECTION 10.Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

Seller

Bluegreen/Big Cedar Vacations, LLC

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431
Attention: Anthony M. Puleo, Vice President & Treasurer
Fax: (561) 912-8123

PURCHASE AND CONTRIBUTION AGREEMENT, Page 16

Loan Seller

BBCV Receivables-Q 2010 LLC
4950 Communication Avenue, Suite 900
Boca Raton, Florida 33431
Attention: Allan J. Herz, President & Assistant Treasurer
Fax: (561) 443-8743

SECTION 11. No Waiver; Remedies. No failure on the part of BBCV, the Loan Seller or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

SECTION 12.   Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Loan Seller and its respective successors and assigns. Any assignee of the Loan Seller shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement. BBCV may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Loan Seller and any assignee thereof. The Loan Seller may, and intends to, assign all of its rights hereunder to Quorum and BBCV consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect from the Closing Date until the Agreement Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by BBCV (as of the date on which such representation or warranty was made) pursuant to Section 5 and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Loan Seller and Quorum.

SECTION 13, Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered pursuant thereto, nor consent to any departure by BBCV from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto and the written consent of Quorum is given. BBCV shall provide Quorum with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by BBCV in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. BBCV acknowledges that in connection with the intended sale by the Loan Seller of all of its right, title and interest in and to each Timeshare Loan to Quorum, the proceeds of which shall be used by the Loan Seller to purchase the Timeshare Loans from BBCV.

PURCHASE AND CONTRIBUTION AGREEMENT, Page 17

SECTION 14.   Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Loan Seller may not purchase or acquire Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale and contribution to capital, notwithstanding the otherwise applicable intent of the parties hereto, and BBCV shall be deemed to have granted to the Loan Seller as of the date hereof, a first priority perfected security interest in all of BBCV’s right, title and interest in, to and under the Assets and the QSTL Assets.

SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION.

(A)      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(B)      THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO ITS ADDRESS SET FORTH IN SECTION 10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE PARTIES TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 16. WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 17. Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

PURCHASE AND CONTRIBUTION AGREEMENT, Page 18

SECTION 18, Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif” file) shall be as effective a delivery as a manually executed counterpart hereof.

[Signature Pages Follow]

PURCHASE AND CONTRIBUTION AGREEMENT, Page 19

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BBCV RECEIVABLES-Q 2010 LLC, as Loan Seller

By:_______________________________________

Name: Allan J. Herz

Title: President and Assistant Treasurer

BLUEGREEN/BIG CEDAR VACATIONS, LLC,

By:_______________________________________

Name: Anthony M. Puleo

Title: Vice President and Treasurer

Agreed and acknowledged as to

Section 3(c)

herein only:

BLUEGREEN VACATION CLUB TRUST

By: Vacation Trust, Inc., Individually and as Club Trustee

By:_______________________________________

Name: Tonya Wardak

Title: Vice President, Treasurer and Secretary

Signature Page to Purchase and Contribution Agreement

Schedule I

Representations and Warranties Regarding the Timeshare Loans

With respect to each Timeshare Loan in a Sale Date Loan Pool, unless otherwise stated, as of the related Sale Date or Transfer Date applicable to such Timeshare Loan:

(a)	the Obligor is an Eligible Borrower;
(b)	the Obligor is personally liable on the Timeshare Loan;
(c)	the Timeshare Loan is not a Sampler Loan;
(d)	payments due under the Timeshare Loan are fully-amortizing and payable in level monthly installments;
(e)	the payment obligations under the Timeshare Loan bear a fixed rate of interest;
(f)

the Obligor thereunder has made a down payment by cash, check, credit card or otherwise of at least ten percent (10%) of the original purchase price of the Timeshare Property (which cash down payment may, (i) in the case of an Upgrade, be represented in whole or in part by the down payment made and principal payments paid in respect of the related Original Club Loan, (ii) in the case of a Sampler Converted Loan, be represented in whole or in part by the principal payments and down payment made on the related Sampler Loan since its date of origination and (iii) in the case of an Upgrade or Sampler Conversion, be represented in whole or in part by the amount paid where the Obligor has paid in full at the point of sale for the original Timeshare Property or “Sampler Membership”, as applicable) and no part of such payment has been made or loaned to the Obligor by BBCV or an Affiliate thereof;

(g)	as of the related Cut-Off Date, no principal or interest due with respect to the Timeshare Loan is more than thirty (30) days delinquent;
(h)

the Obligor is not a Governmental Authority or an Affiliate of BBCV; provided, that solely for the purposes of this representation, a relative of an employee and employees of BBCV (or any of its Affiliates) shall not be deemed to be an “Affiliate”;

(i)

immediately prior to the conveyance of the Timeshare Loan from BBCV to the Loan Seller, BBCV will own full legal and equitable title to such Timeshare Loan, and the Timeshare Loan (and the related Timeshare Property) is free and clear of adverse claims, liens and encumbrances and is not subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset, abatement, diminution, recoupment, counterclaim or participation or ownership interest in favor of any other Person, other than Permitted Liens;

(j)

with respect to each Deeded Club Loan, the Timeshare Property mortgaged by or at the direction of the related Obligor constitutes a fractional fee simple timeshare interest in real property at the related Resort or an undivided interest in a Resort (or a phase thereof) associated with a Unit that entitles the holder of the interest to the use of a specific property for a specified number of days each year or every other year, subject to the rules of the Bluegreen Vacation Club;

(k)

with respect to each Deeded Club Loan, the applicable Assignment of Mortgage and each related endorsement of the related Mortgage Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Mortgage Note, and all monies due or to become due thereunder, and all proceeds thereof;

(l)

the related Mortgage contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Timeshare Property of the benefits of the security interests or lender’s contractual rights intended to be provided thereby, including (i) if the Mortgage is a deed of trust, by trustee’s sale, including power of sale, (ii) otherwise by judicial foreclosure or power of sale and/or (iii) termination of the contract, retention of the related Obligor deposits and payments towards the related Timeshare Loan by BBCV or the lender, as the case may be, and expulsion from the Club; in the case of the Deeded Club Loans, there is no exemption available to the related Obligor which would interfere with the mortgagee’s right to sell at a trustee’s sale or power of sale or right to foreclose such related Mortgage, as applicable;

(m)	the related Mortgage Note is not and has not been secured by any collateral except the Lien of the related Mortgage;
(n)

if a Mortgage secures a Timeshare Loan, the title to the related Timeshare Property is insured (or a binding commitment, which may be a master commitment referencing one or more Mortgages, for title insurance, not subject to any conditions other than standard conditions applicable to all binding commitments, has been issued) under a mortgagee title insurance policy (which may consist of one master policy referencing one or more such Mortgages) issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring BBCV or its predecessor and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the original outstanding Loan Balance of such Timeshare Loan; and BBCV and its assignees is a named insured of such mortgagee’s title insurance policy;

(o)

the proceeds of the Timeshare Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under BBCV’s commitment or the documents and instruments evidencing or securing the Timeshare Loan and no such advances or loans have been made since the origination of the Timeshare Loan;

(p)

the terms of each related Timeshare Loan Document have not been impaired, waived, altered or modified in any respect, except (x) by written instruments which are part of the related Timeshare Loan Documents or (y) in accordance with the Credit Policy applicable at the time of origination, the Collection Policy or the Servicing Standard (provided that no Timeshare Loan has been impaired, waived, altered, or modified in any respect more than once). No other instrument has been executed or agreed to which would effect any such impairment, waiver, alteration or modification; the Obligor has not been released from liability on or with respect to the Timeshare Loan, in whole or in part; if required by law or prudent originators of similar loans in the jurisdiction where the related Timeshare Property is located, all waivers, alterations and modifications have been filed and/or recorded in all places necessary to perfect, maintain and continue a valid first priority Lien of the related Mortgage, subject only to Permitted Liens;

(q)

the Timeshare Loan was originated by or on behalf of BBCV in the normal course of its business; the Timeshare Loan originated by or on behalf of BBCV was underwritten in accordance with its credit policy in effect at such time (or the credit policy of its Affiliates); and to BBCV’s Knowledge, the origination, servicing and collection practices used by BBCV or its Affiliates with respect to the Timeshare Loan have been in all respects, legal, proper, prudent and customary;

(r)

to BBCV’s Knowledge, there are no delinquent or unpaid taxes, ground rents (if any), water charges, sewer rents or assessments outstanding with respect to the Timeshare Property relating to the Timeshare Loan, nor any other outstanding Liens or charges affecting such Timeshare Property that would result in the imposition of a Lien on such Timeshare Property affecting the Lien of the related Mortgage or otherwise materially affecting the interests of the Loan Seller in the related Timeshare Loan;

(s)

the Timeshare Loan has not been satisfied, canceled, rescinded or subordinated, in whole or in part; no portion of the Timeshare Property relating to such Timeshare Loan has been released from the Lien of the related Mortgage, in whole or in part; no instrument has been executed that would effect any such satisfaction, cancellation, rescission, subordination or release; the terms of the related Mortgage do not provide for a release of any portion of the Timeshare Property relating to such Timeshare Loan from the Lien of the related Mortgage except upon the payment of the Timeshare Loan in full;

(t)	each rescission period applicable to the related Timeshare Loan has expired;

(u)	no selection procedures were intentionally utilized by BBCV in selecting the Timeshare Loan which BBCV knew were materially adverse to the Loan Seller;
(v)

the Units related to the Timeshare Loan in the related Resort are Completed Units, free of all defects that could give rise to any claims by the related Obligors under home warranties or applicable laws or regulations, whether or not such claims would create valid offset rights under the law of the State in which the Resort is located; BBCV or developer has complied in all material respects with all obligations and duties incumbent upon the developers under the related timeshare declaration, as applicable, or similar applicable documents for the related Resort;

(w)	the total maximum remaining principal balance of all Timeshare Loans to any one Obligor does not exceed one hundred thousand dollars ($100,000) in the aggregate;
(x)	payments with respect to the Timeshare Loan are to be in legal tender of the United States;
(y)	the Timeshare Loan relates to the Resorts commonly known as Bluegreen Wilderness Club at Big Cedar, located in Ridgedale, Missouri or Long Creek Ranch at Big Cedar, located in Ridgedale, Missouri;
(z)	the Timeshare Loan constitutes either “chattel paper”, a “general intangible” or an “instrument” as defined in the UCC as in effect in all applicable jurisdictions;
(aa)

the sale, transfer and assignment of the Timeshare Loan does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale, transfer and assignment of the Timeshare Loan does not require the consent of the Obligor;

(bb)

each of the Timeshare Loan, related Assignment of Mortgage, related Mortgage, related Mortgage Note, related Owner Beneficiary Agreement (each as applicable) and each other related Timeshare Loan Document are in full force and effect, constitute the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship or moratorium, and is not subject to any dispute, offset, counterclaim or defense whatsoever;

(cc)

the Timeshare Loan does not, and the origination of the Timeshare Loan did not, contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, or as promulgated by OFAC) and with respect to which no party thereto has been or is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectability of such Timeshare Loan; the Timeshare Loan was not originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable;

(dd)	the Timeshare Loan does not have an original term to maturity in excess of one hundred twenty (120) months;
(ee)	for each Deeded Club Loan, the Obligor under the related Timeshare Loan does not have its rights under the Club Trust Agreement suspended;
(ff)

all of the related Timeshare Loan Servicing Files for such Timeshare Loan have on or prior to, as applicable, the related Sale Date or the related Transfer Date been obtained by the Servicer; and all of the related Timeshare Loan Files are, in the case of a Timeshare Loan, in the possession of the Custodian on or prior to the related Sale Date, or, in the case of a Qualified Substitute Timeshare Loan, shall be in the possession of the Custodian within five (5) Business Days of the related Transfer Date; provided, however, that, (1) with respect to fifty percent (50%) of the Timeshare Loan Files relating to the Aggregate Sale Date Loan Pool, the related (a) original recorded Mortgage, (ii) original recorded Assignment of Mortgage (which may consist of one master assignment referencing one or more of such assignments with copies provided separately by the Servicer) and (iii) the final original lender’s title insurance policy (which may consist of one master policy referencing one or more such mortgages), if not sooner delivered, shall be delivered to the Custodian not later than four (4) months from the related Sale Date or Transfer Date, (2) with respect to ninety percent (90%) of the Timeshare Loan Files relating to the Aggregate Sale Date Loan Pool, the related (a) original recorded Mortgage, (ii) original recorded Assignment of Mortgage (which may consist of one master assignment referencing one or more of such assignments with copies provided separately by the Servicer) and (iii) the final original lender’s title insurance policy (which may consist of one master policy referencing one or more such mortgages), if not sooner delivered, shall be delivered to the Custodian not later than six (6) months from the related Sale Date or Transfer Date, and (3) with respect to one hundred percent (100%) of the Timeshare Loan Files relating to the Aggregate Sale Date Loan Pool, the related (a) original recorded Mortgage, (ii) original recorded Assignment of Mortgage (which may consist of one master assignment referencing one or more of such assignments with copies provided separately by the Servicer) and (iii) the final original lender’s title insurance policy (which may consist of one master policy referencing one or more such mortgages), if not sooner delivered, shall be delivered to the Custodian not later than twelve (12) months from the related Sale Date or Transfer Date;

(gg)

the Timeshare Loan is not subject to an annual percentage rate of interest (APR) reflected in the related truth-in-lending disclosure statement or similar disclosure form greater than eighteen percent (18%);

(hh)

the percentage of Timeshare Loans where the Obligor is not a resident of the United States, Canada, Puerto Rico, U.S. military bases or U.S. Territories (“Non-United States Obligors”) does not exceed two percent (2%) of the Aggregate Loan Balance of Timeshare Loans in the applicable Sale Date Loan Pool;

(ii)	the minimum FICO Score for each Obligor with a FICO Score under the related Timeshare Loan must be at least 575;
(jj)	the Mortgage Note related to the Timeshare Loan may be prepaid in full without penalty; and
(kk)	the related Obligor is required pursuant to the related Owner Beneficiary Agreement and the Club Bylaws to pay Common Assessment Fees (as defined in the Club Trust Agreement) to the Club Association.

Schedule II

Pending Litigation and Other Proceedings

II-1

Exhibit A

Form of Waiver Letter

Date:

U.S. Bank National Association, as Custodian of Quorum Federal Credit Union

1133 Rankin Street, Suite 100

St. Paul, Minnesota 55116

Quorum Federal Credit Union

2 Manhattanville Road, Suite 104

Purchase, New York 10577

BBCV RECEIVABLES-Q 2010 LLC,

4950 Communication Avenue, Suite 900

Boca Raton, Florida 33431

Attention:	Document Custody Services

Quorum Federal Credit Union

In accordance with Section 6(c) of that certain Purchase and Contribution Agreement (the “Purchase Agreement”), dated as of December 22, 2010, by and between Bluegreen/Big Cedar Vacations, LLC and BBCV Receivables-Q 2010 LLC, the undersigned hereby irrevocably waives its option to repurchase and/or substitute any Defaulted Timeshare Loan listed on Exhibit A attached hereto.

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.

BLUEGREEN/BIG CEDAR VACATIONS, LLC

By:_____________________________________

Name: ___________________________________

Title: ____________________________________

Exhibit A

Exhibit B

Club Trust Agreement

Exhibit B

Exhibit C

ACH Form

BLUEGREEN CORPORATION

Authorization to Start ACH Payment Processing

NOTE: In the case of an equity trade, pre-authorized withdrawal (PAC) will continue on existing loan until new loan is active. Any payment received on the existing loan after the closing date of the new loan will be applied to the principal of the new loan.

INSTRUCTIONS:

1.	Complete authorization. Name and address of bank must be completed below. *
2.	Attach a payer's blank check marked "VOID"

PLEASE TAPE A VOID CHECK TO THIS AREA (DO NOT USE STAPLES) Bank Routing No. _____/_____/_____/_____/_____/_____/_____/_____/_____ Bank Account No. _________________________________________________

CONTRACT NO.	AUTHORIZATION
Name of Depositor	(PRlNT AS SHOWN ON BANK RECORDS)

To the Bank Specified Below: I authorize you to pay checks or electronic or other orders ("Withdrawals") drawn or initiated by __________________________________________ or its designee and payable to it or its designee and to charge the same to my account with you which is identified below. This authorization will remain in effect until revoked by me in writing. Until you actually receive notice of such revocation, I agree that you shall be fully protected in honoring any such Withdrawal. I agree that your treatment of each Withdrawal, and your rights in respect to it, shall be the same as if it were signed or initiated personally by me.

X

Signature of depositor(s) shown on bank records for account to which this authorization is applicable

Name and Address of bank (or branch) where account is maintained. Include zip code.

Exhibit C